CONFIDENTIAL

Exhibit 10.2

Amendment to Stock Option Agreements

This Amendment to Stock Option Agreements (this “Amendment”) is entered into between Five Prime Therapeutics, Inc., a Delaware corporation (“FivePrime”), and Marc Belsky, an individual, effective as of April 6, 2018 (the “Amendment Effective Date”).  Each capitalized term used but not defined in this Amendment has the meaning assigned to such term in the Stock Option Agreements (as defined below).

Background

A.Mr. Belsky served as an officer and employee of FivePrime from October 15, 2009 to April 6, 2018.

B.In connection with Mr. Belsky’s service as an officer and employee of FivePrime, FivePrime granted to Mr. Belsky options to purchase shares of Common Stock of FivePrime (the “Options”).

C.Each Option is subject to the terms and conditions set forth in a Stock Option Agreement (each, a “Stock Option Agreement”) and either FivePrime’s 2002 Equity Incentive Plan, 2010 Equity Incentive Plan or 2013 Omnibus Incentive Plan.

D.FivePrime has agreed to extend the post-Service exercise period applicable to the vested portion of the Options pursuant to this Amendment so that Mr. Belsky will have until April 6, 2019 to exercise the vested portion of the Options.

Agreement

Mr. Belsky and FivePrime agree as follows:

1.Amendment of the Stock Option Agreements. FivePrime and Mr. Belsky agree to amend the terms of each applicable Stock Option Agreement as provided below, effective as of the Amendment Effective Date.  Where a Stock Option Agreement is not explicitly amended, the terms of such Stock Option Agreement will remain in full force and effect.  Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the applicable Stock Option Agreements.

CONFIDENTIAL

2.Exercise Period.

2.1Section 7(a) of each Stock Option Agreement governing Options granted under the 2002 Equity Incentive Plan shall be amended and restated in its entirety to read as follows:

“one year after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such one-year period your option is not exercisable solely because of the condition set forth in Section 6, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of one year after the termination of your Continuous Service;”

2.2Section 8(a) of each Stock Option Agreement governing Options granted under the 2010 Equity Incentive Plan shall be amended and restated in its entirety to read as follows:

“one year after the termination of your Continuous Service for any reason other than your Disability or death;”

2.3Section 8(c) of each Stock Option Agreement governing Options granted under the 2010 Equity Incentive Plan shall be amended and restated in its entirety to read as follows:

“one year after your death if you die either during your Continuous Service or within one year after your Continuous Service terminates for any reason;”

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2.4The section titled “Expiration of Vested Options After Service Terminates” of each Stock Option Agreement governing Options granted under the 2013 Omnibus Incentive Plan shall be amended and restated in its entirety to read as follows:

“If your Service terminates for any reason, other than death, Disability or Cause, then the vested portion of the Option will expire at the close of business at Company headquarters one year after your termination date.

If your Service terminates because of your death or Disability, or if you die during the one-year period after your termination for any reason (other than Cause), then the vested portion of the Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death or termination for Disability. During that twelve (12) month period, your estate or heirs may exercise the vested portion of the Option.

If your Service is terminated for Cause, then you shall immediately forfeit all rights to your entire Option and the Option shall immediately expire.”

3.Miscellaneous.

3.1Full Force and Effect. This Amendment amends the terms of the Stock Option Agreements and is deemed incorporated into the Stock Option Agreements.  All terms and conditions set forth in the Stock Option Agreements that are not amended hereby shall remain in full force and effect.

3.2Entire Agreement.  The Stock Option Agreements, as amended by this Amendment, set forth the entire understanding of FivePrime and Mr. Belsky relating to the subject matter hereof and supersede all prior agreements and understandings between FivePrime and Mr. Belsky relating to the subject matter hereof.

Mr. Belsky and FivePrime have entered into this Amendment as of the Amendment Effective Date.

Five Prime Therapeutics, Inc. By: /s/ Aron Knickerbocker Aron Knickerbocker President and Chief Executive Officer	/s/ Marc Belsky Marc Belsky

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